UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2023

SIGYN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-204486	47-2573116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Historic Decatur Road
Suite 140
San Diego, California	92106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 619.368.2000

Prior address and phone number:

2468 Historic Decatur Road, Suite 140
San Diego, CA	92106
(Address of principal executive offices)	(Zip Code)

619.353.0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Replacement of Officer

In conjunction with the appointment of a new Chief Financial Officer, the Company removed Jeremy Ferrell from his position as CFO of the Company, effective immediately. The circumstances surrounding Mr. Ferrell’s termination are not a result of any disagreements with the Company or any matter relating to the Company’s operations, policies, or practices.

(c) Appointment of Officer

The Company has appointed Jerry DeCiccio to serve as the Chief Financial Officer of the Company, effective immediately. Mr. DeCiccio is an experienced finance professional with more than 40 years of professional experience that includes serving in executive roles in publicly traded companies. Mr. DeCiccio is a licensed CPA in California and has been serving as a consultant within his own firm for the past five years. Mr. DeCiccio has a Bachelor’s degree in Accounting and Business Administration from Loma Linda University and an MBA from the University of Southern California.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGYN THERAPEUTICS, INC.

Date: December 12, 2023	By:	/s/ James A. Joyce
James A. Joyce, Chairman and CEO